UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2019

BRISTOW GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31617	72-0679819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3151 Briarpark Dr., Suite 700, Houston, Texas		77042
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 267-7600

None

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Explanatory Note

As previously disclosed, on May 11, 2019, Bristow Group Inc. (the “Company”, “Bristow Group”, “we”, “us” or “our”) and its subsidiaries BHNA Holdings Inc., Bristow Alaska Inc., Bristow Helicopters Inc., Bristow U.S. Leasing LLC, Bristow U.S. LLC, BriLog Leasing Ltd. and Bristow Equipment Leasing Ltd. (together with the Company, the “Debtors”) filed voluntary petitions (the “Chapter 11 Cases”) in the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the “Bankruptcy Court”) seeking relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”). The Debtors’ Chapter 11 Cases are jointly administered under the caption In re: Bristow Group Inc., et al., Main Case No. 19-32713. On August 1, 2019, the Debtors filed a joint chapter 11 plan of reorganization and a related disclosure statement with the Bankruptcy Court in accordance with the Bankruptcy Code, and on August 20, 2019, the Debtors filed an Amended Joint Plan of Reorganization (as subsequently modified on August 22, 2019 and September 30, 2019, the “Plan”) and the related disclosure statement for the Plan (as subsequently modified on August 22, 2019, the “Disclosure Statement”) with the Bankruptcy Court. On October 8, 2019, the Bankruptcy Court entered an order approving the Disclosure Statement and confirming the Plan.

On October 31, 2019 (the “Effective Date”), the Plan became effective in accordance with its terms and the Debtors emerged from the Chapter 11 Cases.

Item 1.01.	Entry into a Material Definitive Agreement.

Amended and Restated Term Loan Credit Agreement

In connection with the Plan, on the Effective Date, the Company entered into Amendment No. 5 (the “Term Loan Amendment”) to the Term Loan Credit Agreement, dated May 10, 2019 (as previously amended, the “Existing Term Loan Agreement” and, as amended by the Term Loan Amendment, the “2019 Term Loan”), by and among the Company and Bristow Holdings Company Ltd. III, as borrowers, certain subsidiaries of the Company as guarantors party thereto, the lenders from time to time party thereto and Ankura Trust Company, LLC, as administrative agent. The Term Loan Amendment amends the Existing Term Loan Agreement in order to, among other things, (i) increase the applicable margin in respect of all outstanding term loans to 8.00% in the case of Eurodollar Rate (as defined in the Existing Term Loan Agreement) loans and 7.00% for Base Rate (as defined in the Existing Term Loan Agreement) loans (with increases to 9.00% and 8.00%, respectively, with respect to all such term loans outstanding after the six-month anniversary of the Effective Date), (ii) release Bristow Helicopter Group Limited from all guaranty and collateral obligations in respect of the 2019 Term Loan, (iii) modify certain negative covenants to, among other things, allow for future aircraft-related financings and related liens and investments and (iv) delete certain provisions relating to the Chapter 11 Cases, in light of the occurrence of the Effective Date of the Plan, including the deletion of the requirements to (x) deliver Variance Reports (as defined in the Existing Term Loan Agreement) and (y) ensure that total operating disbursements and total receipts of the Company and its subsidiaries for certain specified periods did not exceed (with respect to disbursements) or were not less than (with respect to total receipts) the aggregate amount forecasted therefor for such period by more (with respect to disbursements) or less (with respect to total receipts) than a specified percentage of the forecasted amount.

The foregoing description of the Term Loan Amendment does not purport to be complete and is qualified in its entirety by reference to the Term Loan Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Amendment of Macquarie Credit Agreement

As previously disclosed, the Bankruptcy Court approved a term sheet (the “Macquarie Term Sheet”) on October 3, 2019 among the Company, as guarantor, Bristow U.S. LLC, as borrower and lessee, BriLog Leasing Ltd., as lessee, Macquarie Bank Limited, as administrative agent and security agent, Macquarie Leasing LLC, as lender and owner participant, and Macquarie Rotorcraft Leasing Holdings Limited, as owner participant, pursuant to which, among other matters, the parties agreed to enter into definitive documentation no later than November 1, 2019 for an amendment to the Term Loan Credit Agreement dated as of February 1, 2017 (the “Macquarie Credit Agreement”) among such guarantor, borrower, administrative agent, security agent and lender. The parties entered into such amendment (the “Macquarie Amendment”) on the Effective Date. Among other things, the Macquarie Amendment (i) extended the maturity date of the loan made under the Macquarie Credit Agreement by 12 months to March 6, 2023, (ii) adjusted the loan amortization in accordance with the newly extended maturity date, (iii) confirmed that an event of default under four or more existing leases involving parties to the Macquarie Term Sheet that remains unremedied after the applicable grace period for such an event of default will constitute an event of default under the Macquarie Credit Agreement, (iv) to the extent permitted by other debt instruments, provided for the collateralization of the obligations owed under such existing leases with the liens securing the Macquarie Credit Agreement if such collateralization is not prohibited under the 2019 Term Loan and (v) allowed for the delivery by October 31, 2019 of the annual financial statements of the Company and its subsidiaries for the fiscal year ended March 31, 2019, and by December 31, 2019 of the quarterly financial statements of the Company and its subsidiaries for the fiscal quarters of the Company ended June 30, 2019 and September 30, 2019.

The foregoing description of the Macquarie Amendment does not purport to be complete and is qualified in its entirety by reference to the Macquarie Amendment, a copy of which is attached here as Exhibit 10.2 and incorporated by reference herein.

Amendment and Restatement of ABL

On the Effective Date, the Company entered into an Amendment and Restatement, Confirmation and Waiver Agreement (the “ABL Amendment”) to the ABL Facilities Agreement dated April 17, 2018 (as previously amended, the “ABL” and together with the ABL Amendment, the “Amended ABL”), by and among the Company, as parent, Bristow Norway AS and Bristow Helicopters Limited, as borrowers and guarantors, the financial institutions from time to time party thereto as lenders and Barclays Bank PLC, in its capacity as agent and security trustee. The ABL Amendment amends the ABL in order to, among other things, (i) make permanent certain waivers of defaults or events of default that were previously provided during the pendency of the Chapter 11 Cases, (ii) confirm the existing maturity date of April 17, 2023, (iii) provide that the maximum amount of the Amended ABL may be increased, subject to satisfaction of certain conditions, from time to time to a total of as much as $115 million from its current aggregate of $100 million and (iv) provide for the accession at a later date of Bristow U.S. LLC as a co-borrower under the Amended ABL and the addition of certain of its receivables to the borrowing base and the collateral for the Amended ABL.

The foregoing description of the ABL Amendment does not purport to be complete and is qualified in its entirety by reference to the ABL Amendment, a copy of which is attached here as Exhibit 10.3 and incorporated by reference herein.

Stockholders Agreement

On the Effective Date, the Company entered into a Stockholders Agreement (the “Stockholders Agreement”) with the holders of its New Stock (as defined herein) named therein to provide for certain general rights, obligations, and restrictions pertaining to the administration and management of the Company and other matters. These include but are not limited to:

•

the right of certain stockholder parties and the nominating committee (the “Nominating Committee”) of the Board of Directors of the Company (the “Board”) to designate individuals for election to the Board in the following manner: (i) Solus (as defined in the Stockholders Agreement) is entitled to designate two directors to the Board, so long as its Holder Ownership Percentage (as defined in the Stockholders Agreement) is not reduced to less than 20%, and one director to the Board, so long as its Holder Ownership Percentage is reduced to less than 20% but is not reduced to less than 10%, (ii) SDIC (as defined in the Stockholders Agreement) is entitled to designate two directors to the Board, so long as its Holder Ownership Percentage is not reduced to less than 20%, and one director to the Board, so long as its Holder Ownership Percentage is reduced to less than 20% but is not reduced to less than 10%, (iii) the Nominating Committee is entitled to designate the acting Chief Executive Officer of the Company and, during the Initial Period (as defined in the Stockholders Agreement), two independent directors to the Board, provided that the Nominating Committee’s designation of the two independent directors will be subject to the approval by affirmative vote of at least two-thirds of the Fully Diluted Common Shares (as defined in the Stockholders Agreement) owned by stockholders with a Holder Ownership Percentage of at least 2.5%, (iv) during the Initial Period, the Initial Secured Creditors (as defined in the Stockholders Agreement) are entitled to designate one director to the Board, provided that the Initial Secured Creditors collectively have a Holder Ownership Percentage of at least 10% as of the Effective Date and provided, further, that, after the Initial Period, (x) if any individual Initial Secured Creditor has a Holder Ownership Percentage of at least 12.5% then such Initial Secured Creditor will be entitled to designate one director to the Board for so long as its Holder Ownership Percentage is not reduced to less than 12.5% or (y) if no Initial Secured Creditor has a Holder Ownership Percentage of at least 12.5%, then such director position will be nominated for election in the same manner as the independent directors and (v) any Additional Major Holder (as defined in the Stockholders Agreement) will have the right to designate to the Board (A) up to one director, provided that such Additional Major Holder has a Holder Ownership Percentage of at least 10% and (B) up to two directors, provided that such Additional Major Holder has a Holder Ownership Percentage of at least 20%;

•

restrictions on the authority of the Company to take certain actions, including but not limited to (i) incurring or becoming obligated to any indebtedness in excess of $50 million in the aggregate (excluding any indebtedness existing on the Effective Date and under the 2019 Term Loan), (ii) making any acquisition, by merger or consolidation, or purchasing all or substantially all of the assets or stock of any business in excess of $100 million per transaction or series of related transactions, (iii) consummate any merger, consolidation, business combination or sale or transaction resulting in a Company Change of Control (as defined in the Stockholders Agreement) or any other transaction effecting a fundamental change to the business of the Company, (iv) consummate an initial public offering or Qualified IPO (as defined in the Stockholders Agreement) or (v) transfer equity interests of the Company to any Company Competitor (as defined in the Stockholders Agreement) or any affiliate thereof, in each case without the written consent of a Majority Holder (as defined in the Stockholders Agreement) who is a U.S. Citizen (as defined in the Stockholders Agreement) or in the case of multiple Majority Holders, 50% of the Equity Interests (as defined in the Stockholders Agreement) owned by all of the Majority Holders;

•

restrictions on the authority of the Company to (i) authorize or adopt any certificate of designations relating to any class or series of preferred stock, amend the Certificate of Incorporation (as defined herein) to increase the authorized shares of common stock or authorize any other class or series or equity securities, or authorize a stockholder rights plan or “poison pill”, (ii) issue any equity securities of the Company representing more than 10% of the shares of New Common Stock (as defined herein), excluding common stock and common stock equivalents of the Company representing in the aggregate not more than 10% of the outstanding shares of common stock issued pursuant to management incentive plans approved by the Board, (iii) dissolve or liquidate the Company or any Significant Subsidiary (as defined in the Stockholders Agreement), (iv) reincorporate or convert the Company into any entity other than a corporation or redomicile the Company into any jurisdiction other than Delaware, (v) make a material change to (a) accounting policies or procedures of the Company or any Significant Subsidiary unless required in accordance with GAAP (as defined in the Stockholders Agreement) or (b) tax elections of the Company or any of its Significant Subsidiaries, (vi) enter into any transaction, arrangement, contract, agreement or other binding obligation with any Major Holder (as defined in the Stockholders Agreement) or any affiliate of any Major Holder, including any amendment or modification of any such existing transaction, arrangement, contract, agreement or other binding obligation, or (vii) enter into any agreement or other binding obligation to do any of the foregoing, in each case without the affirmative vote of at least 67% of the Fully Diluted Common Shares, provided that any action that would reasonably be expected to disproportionately and materially adversely affect one stockholder or group of stockholders in relation of any other stockholder or group of stockholders (including amendments to the Company’s Organizational Documents (as defined in the Stockholders Agreement)) will require the prior written consent of the such disproportionately and materially adversely affected stockholder or group of stockholders and provided, further, that any amendment or series of amendments to the Stockholders Agreement or the Company’s Organizational Documents that would (i) have the effect or circumventing or otherwise modifying provisions of the Stockholders Agreement relating to board composition, board committees, negative consent rights, information and access rights, stockholder transfer rights, tag-along rights or preemptive rights or (ii) otherwise implement a right of first offer or right of first refusal in the Company’s Organizational Documents will require the affirmative vote of 80% of the Fully Diluted Common Shares for the first three years following the Effective Date;

•

preemptive rights granted to stockholders with a Holder Ownership Percentage of at least 2% and Entitled Holders (as defined in the Stockholders Agreement), allowing those holders to purchase their pro rata share of any issuances or distributions of new securities by the Company;

•	certain restrictions on the transfer of New Stock;

•	certain informational and access rights; and

•	drag-along and tag-along rights.

The foregoing description of the Stockholders Agreement does not purport to be complete and is qualified in its entirety by reference to the Stockholders Agreement, which is filed as Exhibit 10.4 to this Current Report on Form 8-K and incorporated by reference herein.

Registration Rights Agreement

Pursuant to the Plan, on the Effective Date, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with certain of the parties to that certain backstop commitment agreement, entered into and dated as of July 24, 2019 (the “Backstop Commitment Agreement”), between the Company and the parties (the “Backstop Commitment Parties”) that committed to backstop the Rights Offering (as defined below).

The Registration Rights Agreement requires the Company to file a shelf registration statement within 180 days after an initial Underwritten Offering (as defined in the Registration Rights Agreement) that includes Registrable Securities (as defined in the Registration Rights Agreement) whose inclusion has been timely requested by written notice to the Company. The Registration Rights Agreement allows stockholders to demand registrations subject to certain requirements and exceptions.

If one or more stockholders delivers a notice to the Company (a “Takedown Notice”) stating that it intends to effect an Underwritten Offering (a “Demand Underwritten Offering”) of all or part of the Registrable Securities included by it on the Shelf Registration Statement (as defined in the Registration Rights Agreement), then, subject to certain conditions, the Company will amend or supplement the Shelf Registration Statement to enable such Registrable Securities to be distributed pursuant to the Demand Underwritten Offering, provided that the number of shares included in the Takedown Notice equal at least five percent of outstanding common stock of the Company at such time or have an anticipated gross offering price (before deducting underwriting discounts and commissions) of at least $25.0 million. The Company will not be required to undertake more than three Demand Underwritten Offerings in a 12-month period.

In the event the Company proposes to file a registration statement or conduct an Underwritten Offering pursuant to a Shelf Registration Statement previously filed by the Company for its own account or for the account of stockholder that is not a party to the Registration Rights Agreement (a “Piggyback Offering”), the Company must promptly give written notice of the Piggyback Offering to the stockholders and include all Registrable Securities requested by the stockholders in the Piggyback Offering.

These registration rights are subject to certain conditions and limitations, including the right of the underwriters to limit the number of securities that the managing underwriters believe can be sold without a Negative Impact (as defined in the Registration Rights Agreement) to be included in a registration statement in a Demand Underwritten Offering and the Company’s right to delay or withdraw the registration statement under certain circumstances. The Company will generally pay all registration expenses in connection with its obligations under the Registration Rights Agreement, regardless of whether any Registrable Securities are sold pursuant to a Registration Statement (as defined in the Registration Rights Agreement). The registration rights granted in the Registration Rights Agreement are subject to customary indemnification and contribution provisions.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, which is filed as Exhibit 10.5 to this Current Report on Form 8-K and incorporated by reference herein.

Item 1.02.	Termination of a Material Definitive Agreement.

Equity Interests

Pursuant to the Plan, the Company’s existing common stock, par value $0.01 (the “Existing Common Stock”), including options, warrants, rights, restricted stock units or other securities or agreements to acquire such Existing Common Stock, have been cancelled as of the Effective Date. The Company issued common stock, par value $0.0001 (the “New Common Stock”), and 10.000% Series A Convertible Preferred Stock, par value $0.0001 (the “New Preferred Stock” and, together with the New Common Stock, the “New Stock”), in the Company to holders of claims and interests entitled to receive New Stock pursuant to (i) the Plan, (ii) the rights offering for shares of New Stock conducted in reliance upon exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”), provided in (i) Section 1145 of the Bankruptcy Code and (ii) Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder, (iii) the Order (A) Authorizing the Debtors to Obtain Postpetition Financing, (B) Authorizing the Debtors to Continue to Use Cash Collateral, (C) Granting Liens and Providing Superpriority Administrative Expense Status, (D) Modifying the Automatic Stay, and (E) Granting Related Relief [Docket No. 582] (as amended, modified, or supplemented from time to time in accordance with the terms thereof), and (iv) the Backstop Commitment Agreement, in the proportions set forth in the Plan and the Amended and Restated Restructuring Support Agreement (the “Restructuring Support Agreement”), dated June 27, 2019 by and among the Company, certain subsidiaries party thereto and the holders of the Secured Notes (as defined below) and the Unsecured Notes (as defined below).

Debt Securities

In accordance with the Plan, on the Effective Date, all outstanding obligations under the following notes issued by Company, including the indentures governing such obligations, were cancelled, except to the limited extent expressly set forth in the Plan:

•

8.75% Secured Notes due 2023 (the “Secured Notes”), issued pursuant to that certain indenture, dated as of March 6, 2018, as amended, modified or supplemented from time to time, among the Company, as issuer, the guarantor subsidiaries party thereto, as guarantors, and U.S. Bank National Association, as trustee;

•

6.250% Senior Notes due 2022 (the “Senior Notes”), issued pursuant to that certain indenture, dated as of June 17, 2008, as amended, modified or supplemented from time to time, among the Company, as issuer, the guarantor subsidiaries party thereto, as guarantors, and Wilmington Trust, National Association, as trustee; and

•

4.50% Convertible Notes due 2023 (the “Convertible Notes” and, together with the Senior Notes, the “Unsecured Notes”), issued pursuant to that certain indenture, dated as of June 17, 2008, as amended, modified or supplemented from time to time, among the Company, as issuer, the guarantor subsidiaries party thereto, as guarantors, and Delaware Trust Company, as trustee.

In accordance with the Plan, on the Effective Date, (i) each holder of allowed claims in respect of the Secured Notes received (a) payment in full in cash of any accrued and unpaid pre- and post-petition interest at the non-default contract rate (except to the extent otherwise paid as adequate protection pursuant to the cash collateral order and not recharacterized or otherwise avoided but not including any make-whole or prepayment premium), (b) after giving effect to the payment in clause (a), cash in an amount equal to 97% of such holder’s allowed claims in respect of the Secured Notes and (c) rights to participate in the Rights Offering; and (ii) holders of allowed claims in respect of Unsecured Notes received (a) if such holder was a 4(a)(2) Eligible Holder (as defined in the Plan), its pro rata share of (x) an unsecured equity pool and (y) rights to participate in the Rights Offering, (b) if such holder was not a 4(a)(2) Eligible Holder, either (x) its pro rata share of an unsecured equity pool and rights to participate in the Rights Offering or (y) its pro rata share of the GUC Cash Distribution Amount (as defined in the Plan).

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The descriptions of the Term Loan Amendment, the Macquarie Amendment and the ABL Amendment set forth under Item 1.01 above are incorporated by reference herein.

Item 3.02.	Unregistered Sales of Equity Securities.

On the Effective Date, the Company issued the following in accordance with the Plan:

•	1,328,801 shares of New Common Stock, to holders of the Secured Notes;

•	9,906,734 shares of New Common Stock to holders of the Unsecured Notes and holders of General Unsecured Claims (as defined in the Plan);

•	882,576 shares of New Preferred Stock to holders of the Secured Notes; and

•	5,942,006 shares of New Preferred Stock to holders of the Unsecured Notes.

The terms of the New Preferred Stock, including the terms of conversion, set forth under Item 5.03 of this Current Report on Form 8-K are incorporated herein by reference.

The New Stock was issued under the Plan pursuant to exemptions from the registration requirements of the Securities Act under Section 1145 of the Bankruptcy Code and Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

As of the Effective Date, there were 11,235,535 shares of New Common Stock and 6,824,582 shares of New Preferred Stock issued and outstanding. In addition, awards of restricted stock units with respect to 283,931 shares of New Common Stock and 170,615 shares of New Preferred Stock and options with respect to 189,287 shares of New Common Stock and 113,743 shares of New Preferred Stock with an exercise price of $36.37 per share were issued to certain employees of the Company on the Effective Date pursuant to the MIP (as defined herein). Also, 121,697 shares of New Common Stock were held in reserve for Disputed Claims (as defined in the Plan), which are subject to cancelation if such Disputed Claims are disallowed.

Item 3.03.	Material Modification to Rights of Security Holders.

Pursuant to the Plan, the Company’s Existing Common Stock, including options, warrants, rights, restricted stock units or other securities or agreements to acquire such common stock, were cancelled on the Effective Date. The Secured Notes and the Unsecured Notes were also cancelled on the Effective Date. For further information, see the Explanatory Note and Items 1.02 and 5.02 of this Current Report on Form 8-K, which are incorporated by reference herein.

Item 5.01.	Changes in Control of Registrant.

As previously disclosed, on the Effective Date, all of the Existing Common Stock, the Secured Notes and the Unsecured Notes were cancelled, and the Company issued approximately 1.48% of the New Common Stock and 6.79% of the New Preferred Stock to the holders of the Secured Notes and 11.01% of the New Common Stock and 45.71% of the New Preferred Stock to the holders of the Unsecured Notes. The information set forth in Items 1.01 and 3.02 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors

In accordance with the Plan, Thomas N. Amonett, Gaurdie E. Banister Jr., Lori A. Gobillot, Ian A. Godden, A. William Higgins, Thomas C. Knudson and Biggs C. Porter resigned from the Board as of the Effective Date.

Appointment of Directors

As of the Effective Date, by operation of and in accordance with the Plan, the Company’s Board consists of eight members (collectively, the “New Directors”), appointed pursuant to the terms of the Backstop Commitment Agreement and the Stockholders Agreement.

Aris Kekedjian, Chairman of the Board advises global companies on finance and merger and acquisition strategies, drawing on his three decades of Fortune 20 experience. His expertise spans 30 years with General Electric Company, where he most recently served as chief investment officer. He was instrumental in the $30 billion merger between GE Oil & Gas and Baker Hughes, which combined industrial service operations in 120 countries; and led acquisitions in disruptive industries, including the industrial Internet of Things, 3D printing, life sciences and renewable energy. Mr. Kekedjian’s earlier positions at GE included roles as deputy treasurer and as managing director, Latin America. Additionally, as a divisional executive at GE, he served as global head of financial portfolio management and M&A for GE Capital; chief financial officer of GE Banking and Consumer Finance (GE Money) for the Europe, Middle East and Africa (EMEA) region; and chief executive officer of GE Capital for the MEA region, among other roles. Mr. Kekedjian serves on the board of director of XPOLogistics. He formerly served on the board of directors of transportation geo-technology provider Maptuit (now Verizon), and on the advisory board of enterprise software company eMOBUS (now Asentinel). Mr. Kekedjian holds a degree in finance and international business from Concordia University in Montreal, Canada. Mr. Kekedjian was appointed to serve on the Board pursuant to the Stockholders Agreement.

L. Don Miller joined the Company in 2010 and has served in several leadership roles. He was appointed as the Company’s President and Chief Executive Officer in February 2019 and currently serves on the Board. His previous roles at the Company include Senior Vice President and Chief Financial Officer; Senior Vice President, Mergers, Acquisitions and Integration and Vice President, Strategy and Structured Transactions. Prior to joining the Company, Mr. Miller worked as a consultant and entrepreneur from 2008 to 2010. Before that, he served as the post-petition President and Chief Executive Officer for Enron North America Corp., and Enron Power Marketing, Inc., from 2001 to 2007; and served in senior financial positions with Enron, including Director – Finance and Vice President, Asset Marketing Group from 1998 to 2001. His career also includes seven years primarily as a corporate energy banker with Citicorp Securities, Inc., and four years as an account executive with Dean Witter Reynolds, Inc. Mr. Miller is also a Chartered Financial Analyst charterholder. Mr. Miller was appointed to serve on the Board pursuant to the Stockholders Agreement.

Robert J. Manzo has been a Director of Visteon, an automotive cockpit electronics company, since June 2012. He is the Founder and Managing Member of RJM I, LLC, a provider of consulting services to troubled companies, a position he has held since 2005. From 2000 to 2005, Mr. Manzo was a senior managing director of FTI Consulting, Inc., a global business advisory firm. He also serves on the board of directors of ADVANZ PHARMA Corp. Mr. Manzo has extensive experience advising companies and management in the automotive and other industries and possesses financial and accounting expertise. Solus Alternative Asset Management, a holder of the Unsecured Notes, selected Mr. Manzo to serve on the Board.

Wesley Kern has more than 20 years of broad-based experience in corporate, operational, and financial management. Mr. Kern is the founder of NextRise Financial Strategies, LLC, providing advisory, interim management and Board services in distressed situations. He currently serves as a Director with Improve One, LLC and previously served on the Boards of All In Behavioral Health and Meridian Solar, Inc. From 2014 to 2018, Mr. Kern was Executive Vice President and Chief Financial Officer for Lobo Leasing Limited, a Dublin Ireland-based aircraft lessor serving international operators in need of helicopters. Before Lobo Leasing, he was Senior Vice President, Finance for US Power Generating Company from 2006-2013, where he also served as Vice President, Mergers and Acquisitions. Prior to his work at US Power Generating, Mr. Kern served as Chief Financial Officer for Pacific Natural Energy, LLC, was an investment banker with Simmons & Company Intl. and was a management consultant with Ernst & Young. Solus Alternative Asset Management, a holder of the Unsecured Notes, selected Mr. Kern to serve on the Board.

Lorin Brass spent 30 years with Shell Oil Company progressing through a variety of technical and business assignments primarily in Shell Oil’s Exploration and Production divisions in Texas, California, and Louisiana. In 1997 he relocated to The Hague, The Netherlands, where he became Chief Executive Officer of Shell Services International, a global information technology company. Most recently, he served as Senior Advisor of Business Development for all Shell related activities, with particular emphasis on corporate acquisitions and divestments globally. Before that, he served as Director of Global Business Development for Shell International Exploration & Production, where he was responsible for oil and gas property acquisitions and divestments around the world. He also previously held positions in Corporate Planning, and was Vice President, Operations for Shell Services Company. Mr. Brass first joined Shell Oil Company as a Research Engineer in 1977. South Dakota Investment Council, a holder of Unsecured Notes, selected Mr. Brass to serve on the Board.

G. Mark Mickelson has nearly 30 years of experience in business, finance and commercial real estate. Mr. Mickelson is the founder of Mickelson & Company, LLC, and currently sits on the board for Sanford Hospital in Sioux Falls, S.D. From 2012 to 2018, Mr. Mickelson served in the South Dakota House of Representatives, including as Speaker pro Tempore from 2015 to 2016 and as Speaker from 2017 to 2018. Mr. Mickelson has served on the Boards of the South Dakota Community Foundation, the USD Foundation, the Sioux Falls Development Foundation, and the South Dakota Board of Economic Development. Mr. Mickelson is a graduate of the University of South Dakota (accounting) and Harvard Law School and is a licensed attorney and CPA (inactive). South Dakota Investment Council, a holder of Unsecured Notes, selected Mr. Mickelson to serve on the Board.

Hooman Yazhari has more than a decade of senior experience in the transport and aviation sector. Mr. Yazhari served as the Chief Executive Officer of Waypoint Leasing from 2018 to 2019. Prior to that he was Senior Vice President, Legal and Administration for CHC Helicopter from 2015 to 2018. Prior to CHC, Mr. Yazhari served as Senior Vice President and General Counsel for International Lease Finance Corporation, the world’s largest independent aircraft lessor at the time, and as General Counsel for gategroup, a global aviation outsourcing and logistics company. Mr. Yazhari has served as a non-executive director of Voyager Aviation since 2017. Mr. Yazhari is co-founder and Chairman of Beyond Capital Fund, a philanthropic venture capital fund investing in businesses that serve those at the bottom of the economic pyramid. Mr. Yazhari started his career as an attorney at the London and Tokyo offices of Linklaters. He holds a B.A. in Jurisprudence from Oxford University and an LL.M. in Corporate and Commercial Law from The London School of Economics. Mr. Yazhari was appointed to serve on the Board pursuant to the Stockholders Agreement.

Brian Truelove has over 39 years of experience in the global upstream oil and gas industry. Since 2018 he has served on the board of the Expro Group. From 2011 to 2018, he worked for the Hess Corporation, most recently as Senior Vice President, Global Services, which included serving as the Chief Information Officer (CIO), Chief Technology Officer (CTO), and leading the Supply Chain/Logistics organization. Prior to assuming this role, he served as Senior Vice President for Hess’ global offshore businesses and prior to that he was Senior Vice President for Global Drilling and Completions. From 1980 through 2010 Mr. Truelove worked for Royal Dutch Shell where he most recently served as Senior Vice President for the Abu Dhabi National Oil Company / NDC on secondment from Shell. Prior to that he led Shell’s global deepwater drilling and completions business. During his time with Hess and Shell he held leadership positions around the world in drilling and production operations and engineering, asset management, project management, R&D, Health/Safety/Environment, and corporate strategy, amongst others. The holders of Secured Notes selected Mr. Truelove to serve on the Board.

Except as described above, there are no arrangements or understandings between any of the New Directors and any other person pursuant to which such New Director was selected as a director. The Company is not aware of any transaction in which any of the New Directors has an interest requiring disclosure under Item 404(a) of Regulation S-K.

In connection with their appointments to the Board, the Company entered into an indemnification agreement (each, an “Indemnification Agreement”) with the New Directors pursuant to which the Company agrees to indemnify each New Director to the fullest extent permitted by applicable law, from and against any and all losses, liabilities, claims, damages and certain expenses arising out of an event or occurrence related to the fact that such New Director is or was a director of the Company or is or was serving in another position at the request of the Company. The foregoing description of the Indemnification Agreements does not purport to be complete and is qualified in its entirety by reference to the Indemnification Agreements, the form of which is filed as Exhibit 10.6 to this Current Report on Form 8-K and incorporated by reference herein.

Incentive Plan

Effective as of the Effective Date, the Compensation Committee of the Board adopted the 2019 Management Incentive Plan (the “MIP”). The MIP is an equity-based compensation plan for directors, officers and participating employees and other service providers of the Debtors and their affiliates, pursuant to which the Company may issue up to 4.0% of the New Stock on a fully diluted basis to employees and other service providers (of which 4.0%, 60.0% will be granted in the form of restricted stock units and 40.0% will be granted in the form of options) (the “Initial MIP Amount”). Following the Effective Date, the Board will determine the amount of New Stock to be reserved, in addition to the Initial MIP Amount, for grants under the MIP, which, in the aggregate and inclusive of the Initial MIP Amount, will be between 5.0% and 10.0% of the New Stock on a fully diluted basis (with the ratio of New Common Stock and New Preferred Stock comprising the MIP pool to be the same as the ratio of all New Common Stock to New Preferred Stock held by the average Backstop Commitment Party as set forth in the Restructuring Support Agreement).

Severance Plan

Effective as of the Effective Date, the Company adopted the Amended and Restated 2019 Management Severance Benefits Plan for U.S. Employees (the “Severance Plan”), which provides severance benefits to certain key employees, which are categorized into five “tiers” based on job title or job grade level, including L. Don Miller (President and Chief Executive Officer), who is a Tier 1 participant, and each of Brian J. Allman (Senior Vice President and Chief Financial Officer), Robert Phillips (Senior Vice President, Americas), Alan Corbett (Senior Vice President, EAMEA) and Victoria Lazar (Senior Vice President, General Counsel and Corporate Secretary), all of whom are Tier 2 participants (collectively, the “NEOs”). Each of the Tier 1, Tier 2 and Tier 3 participants will also be required to enter into a separate participation agreement to the Severance Plan (a “Participation Agreement”), which provides for certain enhanced benefits and imposes additional requirements in addition to the terms of the Severance Plan.

The Severance Plan provides participants with severance benefits in the event of a termination by the Company without Cause (as defined therein) or, in the case of Tier 1 through 3 participants, by the participant for Good Reason (as defined therein) (each, a “Qualifying Termination”), with such severance benefits consisting of the following for the NEOs: (i) cash severance in the form of continued base salary payments for 24 months (Tier 1 participant) or 12 months (Tier 2 participant) post-termination; (ii) subsidized COBRA coverage for 18 months post-termination (both Tier 1 and 2 participants); (iii) outplacement services for 12 months post-termination (both Tier 1 and 2 participants); and (iv) if the Qualifying Termination occurs after fiscal year 2020, a pro-rata annual bonus for the year of termination based on actual performance (both Tier 1 and 2 participants).

For Tier 1 and 2 participants (i.e., all of the NEOs), the Severance Plan and Participation Agreements provide for enhanced severance benefits in the event that the Qualifying Termination occurs within the two-year period following a Change in Control (as defined therein), with such enhanced severance benefits consisting of the same severance benefits as described in the preceding paragraph, subject to the following enhancements: (i) the cash severance consists of an amount equal to 2.0x (Tier 1 participant) or 1.5x (Tier 2 participants) the sum of the participant’s (x) base salary and (y) target bonus (initially 110% of base salary (Tier 1 participant) and 65% of base salary (Tier 2 participants, other than Mr. Allman, whose target bonus is initially 75% of base salary)), payable in installments over the 24-month (Tier 1 participant) or 18-month (Tier 2 participants) post-termination period; and (ii) the pro-rata annual bonus is based on target (as opposed to actual) performance. If the Qualifying Termination occurs after the date that the Compensation Committee of the Board determines annual compensation for fiscal year 2021, then the amount in clause (i)(y) above will equal to the greatest of (x) the NEO’s initial target bonus amount described above, (y) 100% of the NEO’s target bonus for the fiscal year in which the Qualifying Termination occurs and (z) 100% of the NEO’s target bonus for the prior fiscal year (excluding fiscal year 2020 and all prior years).

The Participation Agreements also subject Tier 1 through Tier 3 participants, including the NEOs, to restrictive covenants as a condition of participating therein, with such covenants consisting of the following: (i) 12-month (or, if longer, the length of the base salary continuation period) post-termination non-compete; (ii) 24-month post-termination non-solicitation/non-hire; (iii) assignment of inventions; and (iv) perpetual confidentiality and non-disparagement. The Participation Agreements also provide that the Severance Plan may not be amended in an adverse manner to the Tier 1 through Tier 3 participants during the three-year period following the Effective Date.

The foregoing description of the Severance Plan does not purport to be complete and is qualified in its entirety by reference to the Severance Plan, which is filed as Exhibit 10.7 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On the Effective Date, pursuant to the Plan, the Company filed the Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) with the Delaware Secretary of State. Also on the Effective Date, the Company adopted the Amended and Restated Bylaws (the “Bylaws”).

Each stockholder is entitled to one vote for each outstanding share of capital stock of the Company held by such stockholder. The Bylaws provide that, except as otherwise required by law, at any annual or special meeting of the stockholders, the affirmative vote of the holders of a majority of the votes cast at the meeting on the subject matter shall be the act of the stockholders, while directors shall be elected by a plurality of the votes of the shares of capital stock of the Company present and entitled to vote at the meeting.

Subject to the rights of holders of any then-outstanding shares of preferred stock, the holders of capital stock may receive such dividends as the Board may declare in its discretion out of legally available funds.

Preferred Stock

Pursuant to the Certificate of Incorporation, as of the Effective Date, the Board created 13,000,000 shares of New Preferred Stock designated as “10.000% Series A Convertible Preferred Stock”, par value $0.0001 per share (the “Series A Preferred Stock”) by filing the Certificate of Designations relating to the Series A Preferred Stock (the “Certificate of Designations”).

At any time and from time to time following the Effective Date, each holder of shares of the Series A Preferred Stock shall have the right to convert all or any portion of such holder’s shares of Series A Preferred Stock, at such holder’s sole discretion, into a whole number of fully-paid and non-assessable shares of New Common Stock equal to (i) the Initial Liquidation Preference (as defined in the Certificate of Designations) divided by (ii) the Conversion Price (such amount, the “Conversion Return”) and then multiplied by (iii) the number of shares of Series A Preferred Stock being converted (the “Converted Shares”).

In addition, from time to time following the Effective Date, holders of a majority of the then-outstanding shares of Series A Preferred Stock, voting as a separate class, shall have the right to (i) convert all of the shares of Series A Preferred Stock into a number of shares of New Common Stock equal to (a) the Conversion Return (as defined in the Certificate of Designations) multiplied by (b) the Converted Shares, or (ii) convert all of the shares of Series A Preferred Stock into substantially equivalent securities of one or more of the Company’s domestic subsidiaries.

Anti-Takeover Provisions

Some provisions of the DGCL, the Certificate of Incorporation and the Bylaws summarized below could make certain change of control transactions more difficult, including acquisitions of the Company by means of a tender offer, proxy contest or otherwise, as well as removal of the incumbent directors. These provisions may have the effect of preventing changes in management. It is possible that these provisions would make it more difficult to accomplish or deter transactions that a stockholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for the New Stock.

Business Combinations under Delaware Law

The Company has opted out of Section 203 of the DGCL.

Number and Election of Directors

The Bylaws provide that the Board shall initially be comprised of eight directors, with the number of directors to be determined from time to time solely by resolution adopted by the affirmative vote of a majority of the Board.

Calling of Special Meeting of Stockholders

The Bylaws provide that special meetings of stockholders may be called only by (i) the Board acting pursuant to a resolution adopted by a majority of the Board or (ii) stockholders of greater than 35% of the total voting power of all outstanding securities of the Company generally entitled to vote at a meeting of stockholders in the manner prescribed by the Bylaws.

Amendments to the Bylaws

The Bylaws may be altered, amended or repealed, or new bylaws may be made, by a majority of the Board. Unless a higher percentage is required by the Certificate of Incorporation or the Stockholders Agreement as to any matter that is the subject of the Bylaws, all such amendments must be approved by the affirmative vote of a majority of the total voting power of all outstanding securities of the Company, generally entitled to vote in the election of directors, voting together as a single class, or by a majority of the Board.

Other Limitations on Stockholder Actions

Advance notice is required for stockholders to nominate directors or to submit proposals for consideration at meetings of stockholders. The procedures provide that notice of stockholder proposals must be timely given in writing to the corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at the principal offices of the Company’s executive officers not less than 90 days nor more than 120 days prior to the date of the special meeting or the tenth day following the day on which the announcement of the date of the special meeting was first made. The Bylaws specify in detail the requirements as to form and content of all stockholder notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting. The Bylaws also describe certain criteria for when the stockholder-requested meetings must be held.

The Bylaws provide that no director may be removed from office by the stockholders except with the affirmative vote of the holders of not less than a majority of the total voting power of all outstanding securities of the Company generally entitled to vote in the election of directors, voting together as a single class.

No Cumulative Voting

The Certificate of Incorporation provides that there will be no cumulative voting in the election of directors.

Limitations on Ownership by Non-U.S. Citizens

To ensure the continuing ability of the Company to comply with the requirements of federal aviation laws, including regulations promulgated by the United States Department of Transportation and the Federal Aviation Administration, the Company’s Certificate of Incorporation includes provisions restricting ownership of the Company’s capital stock by non-U.S. Citizens (as defined in the Certificate of Incorporation). Federal aviation laws prohibit persons who are non-U.S. Citizens (as defined in the Certificate of Incorporation), either individually or in the aggregate, from owning or controlling 25% or more of the Company’s voting stock. The Company’s Certificate of Incorporation and the Stockholders Agreement contain restrictions and protections designed to ensure the Company is a U.S. Citizen under the Department of Transportation and Federal Aviation Act requirements and regulations. These restrictions and protections prohibit the acquisition of shares or the exercise of warrants where such acquisition or exercise would cause the aggregate voting power held by non-U.S. Citizens to exceed 24.9% (such threshold, the “Permitted Foreign Ownership Threshold”). These restrictions and protections further provide the Board authority to temporarily suspend the voting rights of a pro rata portion of shares of Voting Stock (as defined in the Certificate of Incorporation) owned or controlled by stockholders known by the Company to be non-U.S. Citizens (such stock, “Foreign Stock”) to the extent (and only to such extent) necessary to prevent the voting rights applicable to all shares of Foreign Stock owned or controlled by non-U.S. Citizens from exceeding the Permitted Foreign Ownership Threshold.

The foregoing descriptions of the Certificate of Incorporation and Bylaws do not purport to be complete and are qualified in their entirety by reference to the Certificate of Incorporation and Bylaws, which are filed as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K and incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

Monthly Operating Report

On October 30, 2019, the Debtors filed a monthly operating report for the period from September 1, 2019 to September 30, 2019 (the “Monthly Operating Report”) with the Bankruptcy Court. A copy of the Monthly Operating Report is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Cautionary Note Regarding the Monthly Operating Report

The Company cautions investors and potential investors not to place undue reliance upon the information contained in the Monthly Operating Report, which was not prepared for the purpose of providing the basis for an investment decision relating to any securities of Company or any of its subsidiaries. The Debtors prepared the Monthly Operating Report solely for purposes of complying with the monthly operating requirements applicable in the Chapter 11 Cases. The information contained in the Monthly Operating Report is specific to the Debtors and does not reflect any information about non-Debtor subsidiaries. The financial information contained in the Monthly Operating Report is unaudited, limited in scope, and as such, has not been subject to procedures that would typically be applied to financial statements in accordance with accounting principles generally accepted in the United States of America. The Monthly Operating Report should not be relied upon by any persons for information relating to current or future financial condition, events, or performance of the Company and any of its subsidiaries, as the results of operations contained in the Monthly Operating Report are not necessarily indicative of results which may be expected from any other period or for the full year, and may not necessarily reflect the combined results of operations, financial position, and schedule of receipts and disbursements in the future. There can be no assurance that such information is complete, and the Monthly Operating Report may be subject to revision. Subsequent information or discovery may result in material changes to the Monthly Operating Report and errors or omissions may exist. Notwithstanding any such discovery, new information, or errors or omissions, the Company does not undertake any obligation or commitment to update the Monthly Operating Report.

Press Release

On October 31, 2019, the Company issued a press release announcing the consummation of the Plan and emergence from the Chapter 11 Cases on the Effective Date. A copy of the press release is furnished as Exhibit 99.2 hereto and incorporated by reference herein.

The information contained in this Item 7.01 and Exhibit 99.1 and 99.2 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be incorporated by reference into any filings made by the Company under the Securities Act or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Bristow Group Inc.

3.2	Amended and Restated Bylaws of Bristow Group Inc.

10.1	Amendment No. 5 to the Term Loan Credit Agreement, dated May 10, 2019, by and among Bristow Group Inc. and Bristow Holdings Company Ltd. III, as borrowers, certain subsidiaries of Bristow Group Inc. as guarantors party thereto, the lenders from time to time party thereto and Ankura Trust Company, LLC, as administrative agent.

10.2	Amendment to the Term Loan Credit Agreement, dated as of February 1, 2017, among the Company, as guarantor, Bristow U.S. LLC, as borrower and lessee, BriLog Leasing Ltd., as lessee, Macquarie Bank Limited, as administrative agent and security agent, Macquarie Leasing LLC, as lender and owner participant, and Macquarie Rotorcraft Leasing Holdings Limited, as owner participant.

10.3	Amendment and Restatement, Confirmation and Waiver Agreement to the ABL Facilities Agreement dated April 17, 2018, by and among Bristow Norway AS and Bristow Helicopters Limited, as borrowers and guarantors, Bristow Group Inc., the financial institutions from time to time party thereto as lenders and Barclays Bank PLC, in its capacity as agent and security trustee.

10.4	Stockholders Agreement, dated as of October 31, 2019, by and among Bristow Group Inc. and the stockholders listed therein.

10.5	Registration Rights Agreement, dated as of October 31, 2019, by and among Bristow Group Inc. and the other parties signatory thereto.

10.6	Form of Indemnity Agreement of Bristow Group Inc. (incorporated by reference herein to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on November 10, 2009).

10.7	Bristow Group Inc. Amended and Restated 2019 Management Severance Benefits Plan for U.S. Employees, dated as of October 31, 2019.

99.1	Monthly Operating Report of the Debtors for the Period from September 1, 2019 to September 30, 2019.

99.2	Press Release, dated October 31, 2019.

Cautionary Statements Regarding Forward-Looking Information

Investors are cautioned that some of the statements we use in this report contain forward-looking statements and are made pursuant to the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks and uncertainties and depend upon future events or conditions. Actual events or results might differ materially from those expressed or forecasted in these forward-looking statements. Accordingly, we cannot guarantee you that our plans and expectations will be achieved. Such statements may include, but are not limited to, statements about our future financial condition and future business plans and expectations, the effect of, and our expectations with respect to, the operation of our business, adequacy of financial resources and commitments and operating expectations during the pendency of our court proceedings and other plans, objectives, expectations and intentions and other statements that are not historical facts. Important factors that could cause actual events or results to differ materially from those anticipated by our forward-looking statements or historical performance can be found in the Company’s filings with the Securities and Exchange Commission.

Our forward-looking statements speak only as of the date they are made and should not be relied upon as representing our plans and expectations as of any subsequent date. We undertake no obligation to revise any of these statements to reflect future circumstances or the occurrence of unanticipated events, except to the extent required by the federal securities laws.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOW GROUP INC.

Date: November 6, 2019	By:	/s/ Brian J. Allman
Brian J. Allman
Senior Vice President and Chief Financial Officer